                                                                     EXHIBIT D-2

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of May 17, 2000 (this "Agreement"), by and among the individuals signatory hereto (each a "Stockholder" and collectively, the "Stockholders") and BD Recapitalization Holdings LLC, a Delaware limited liability company ("Holdings").

                  WHEREAS, as of the date hereof, the Stockholders, in the aggregate, own 103,510 shares of Common Stock, par value $0.0001 per share, of the Company (the "Company Common Stock");

                  WHEREAS, BD Recapitalization Corp., a Delaware corporation ("MergerSub"), an affiliate of Holdings, proposes to enter into a transaction (such transaction, including the contemplated merger and the effects thereof, the "Transac tion") with Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), upon the terms, and subject to the conditions, set forth in the Agreement and Plan of Merger, dated May 17, 2000, by and between the Company and MergerSub (the "Merger Agreement"); and

                  WHEREAS, as an inducement to MergerSub to continue to pursue the Transaction, MergerSub has required that the Stockholders execute and deliver this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. REPRESENTATIONS OF THE STOCKHOLDERS. The Stockholders hereby, jointly and severally, represent and warrant to Holdings as follows:

                  (a) Each Stockholder is the beneficial owner (as such term is defined in clause (b) below) of the number of shares of Company Common Stock set forth opposite such Stockholder's name on ANNEX A attached hereto. All of such shares are collectively referred to herein as the "Shares."

                  (b) Each Stockholder is not the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder), without regard to any conditions (including the

                                     D-2-1
passage of time) to the acquisition of such shares, of any shares of Company Common Stock or other voting securities of the Company, other than the Shares.

                  (c) Each Stockholder has the exclusive right, power and authority to execute and deliver this Agreement, to vote the Shares beneficially owned by it and to otherwise perform its respective obligations under this Agreement, and this Agreement has been duly executed and delivered by each Stockholder; and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Holdings, this Agreement constitutes a valid and binding agreement of each Stockholder, enforceable against each Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganiza tion, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

                  (d) The Shares are now and will at all times during the term of this Agreement be owned of record by the Stockholders as set forth in ANNEX A or by a nominee or custodian for the account of the applicable Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to the voting of, any of the Shares other than this Agreement.

                  (e) The execution and delivery of this Agreement by each Stockholder, the consummation by each Stockholder of the transactions contemplated hereby and the performance by such Stockholder of its obligations hereunder will not:

                           (i) require any consent, approval, order,
                  authorization or permit of, or registration, filing with or notification to, any court, governmental or regulatory authority or agency (a "Governmental Entity") or any private third party, except for (A) the filing of a pre- merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (B) the filing with the Securities and Exchange Commission (the "Commis sion") of any Schedules 13D or 13G or amendments to Schedules 13D


                                     D-2-2
                  or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

                           (ii) result in any violation of or the breach of or
                  constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to, a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Stockholder or by which such Stockholder or any of its assets may be bound; or

                           (iii) violate the provisions of any order, writ,
                  injunction, judgment, decree, statute, rule or regulation applicable to such Stock holder in such a manner as could, individually or in the aggregate, reasonably be expected to materially impair the ability of such Stock holder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (f) Each Stockholder has reviewed the Merger Agreement and understands and accepts the terms and conditions thereof.

                  (g) Each Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or her own choosing.

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

                  2. AGREEMENT TO VOTE SHARES. The Stockholders agree to: (a) appear, or cause the record holder of any Shares on the applicable record date (each a "Record Holder") to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum, or, if stockholders of the Company are permitted or required to vote their shares through the execution of an action by written consent, the Stockholders, jointly and severally, agree to execute or cause all Record Holders to execute such consent, and (b) vote (or execute consents or proxies with respect to), and cause each Record Holder to vote (or execute consents or proxies with respect to), the Shares and any New Shares (as defined in


                                     D-2-3

Section 8 hereof) (i) in favor of adoption and approval of the Merger Agreement and the Transaction, including each other actions, agreements and transactions contemplated by or in furtherance of the Merger Agreement, the Transaction and this Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (ii) against any action or proposal that would compete with or could serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction (including any Third Party Acquisition (as such term is defined in the Merger Agreement)). Each Stockholder agrees to deliver or cause each Record Holder of any Shares or New Shares of such Stockholder to deliver to Holdings upon request a proxy, substantially in the form of ANNEX B attached hereto, for any such stockholder meeting (or action by written consent), which proxy shall be coupled with an interest and irrevocable to the extent permitted under Delaware law, with the total number of Shares and any New Shares beneficially owned by such Stockholder correctly indicated thereon.

                  3. AGREEMENT TO RETAIN SHARES. Each of the Stockholders acknowledges that pursuant to the terms of the Merger Agreement and by virtue of the Merger (as defined in the Merger Agreement), at the Effective Time (as defined in the Merger Agreement), at least that number of Shares (collectively, the "Retained Shares") beneficially owned by such Stockholder set forth opposite such Stockholder's name on ANNEX C attached hereto shall not be converted, exchanged or canceled as provided in the Merger Agreement with respect to the Other Shares (as defined in the Merger Agreement). Each of the Stockholders consents to the treatment of the Retained Shares beneficially owned by such Stockholder as provided in the Merger Agreement. Each of the Stockholders represents and warrants to Holdings that the character of such Stockholder's Retained Shares shall be such as to allow the Merger (as defined in the Merger Agreement) to be accounted for as a recapitalization under United Stated generally accepted accounting princples. Each of the Stockholders further agrees that such Stockholder shall take no action that would reasonably be likely to cause such accounting treatment not to be obtained. The aggregate number of Retained Shares shall be sufficient in number and of a character to allow the Merger (as defined in the Merger Agreement) to be accounted for as a recapitalization under United States generally accepted accounting principles assuming the Stockholders hold on the date hereof sufficient Shares, to allow the Merger (as defined in the Merger Agreement) to be accounted for as a recapitalization.

                  4. STOCKHOLDERS AGREEMENT. On or prior to the Effective Time (as defined in the Merger Agreeement), Holdings and the Stockholders agree to enter into the Stockholders Agreement, including the Amended and Restated Employment


                                     D-2-4

Agreements contained in the exhibits thereto on the terms set forth on Schedule 1.10, substantially in the form contained in EXHIBIT I attached hereto.

                  5. REPRESENTATIONS OF HOLDINGS. Holdings hereby represents and warrants to the Stockholders that:

                  (a) Holdings is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers necessary to execute and deliver the Agreement and to consummate the transactions contemplated hereby.

                  (b) No limited liability company proceedings on the part of Holdings are necessary, as a matter of law or otherwise, for the consummation of the transactions contemplated hereby. The Agreement has been duly and validly executed and delivered by Holdings and, assuming the due authorization, execution and delivery of the Agreement by the Stockholders, is a valid and binding agreement of Holdings enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

                  (c) The execution, delivery and performance by Holdings of the Agreement and the consummation by Holdings of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of formation or operating agreement of Holdings, (b) contravene, conflict with or constitute a violation of any provision of law, regulation, judgment, order or decree binding upon Holdings, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Holdings or to a loss of any benefit to which Holdings is entitled under any agreement, contract or other instrument binding upon Holdings which in the aggregate would have a Material Adverse Effect (as defined in the Merger Agreement) on Holdings.

                  6. NO PROXY SOLICITATIONS. Each Stockholder, in its capacity as a beneficial owner of Shares and New Shares (as defined in Section 8 hereof), agrees that such Stockholder will not, nor will such Stockholder permit any entity under its control (as such term is used in the Exchange Act) to, (a) solicit proxies or become a


                                     D-2-5

"participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) that would compete with or could serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction (including with respect to any Third Party Acquisition (as defined in the Merger Agreement) or any action related thereto;) (b) otherwise encourage or assist any party in taking or planning any action (including any Third Party Acquisition (as defined in the Merger Agreement) or any action related thereto) which would compete with or otherwise could serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction, (c) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by written consent of the Company's stockholders that would compete with or could serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction (including with respect to any Third Party Acquisition (as defined in the Merger Agreement) or any action related thereto) or (d) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for any purpose that would compete with or could serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction (including with respect to any Third Party Acquisition (as defined in the Merger Agreement) or any action related thereto).

                  7. TRANSFER AND ENCUMBRANCE. (a) On and after the date hereof and prior to the termination of this Agreement pursuant to Section 14 hereof, each Stockholder agrees not to, directly or indirectly, transfer, sell, offer, assign, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or New Shares or such Stockholder's voting or economic interest therein prior to the date this Agreement shall be terminated in accordance with its terms. Each Stockholder agrees not to grant any proxies or options with respect to any of the Shares or New Shares nor enter into any voting agreement or voting trust with respect to any of the Shares or New Shares except as provided herein.

                  (b) In furtherance of this Agreement, concurrently herewith each Stockholder shall, and hereby does, authorize the Company and the Company's transfer agent to place a stop transfer order with respect to the Shares and, upon delivery, any New Shares. Each Stockholder agrees and acknowledges that this Agreement places limitations on the voting and transfer of such Shares. On the Business Day (as defined below) following the execution and delivery of this Agreement and on the Business Day following receipt of any New Shares, each Stockholder agrees to deliver to the transfer agent for such Shares or New Shares, as the case may be, certificates representing the Shares or New Shares, as the case may be, whereupon the transfer agent shall affix the following legend:

                                     D-2-6

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER GRANTED PURSUANT TO A VOTING AGREEMENT, DATED AS OF MAY 17, 2000. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

                  8. ADDITIONAL PURCHASES. Each Stockholder agrees that in the event (i) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Stockholder; (ii) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (iii) such Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company, other than the Shares (such Company Common Stock and other voting securities of the Company, collectively, the "New Shares"), each Stockholder agrees to vote such New Shares in the same manner as the Shares and to notify Holdings and then deliver promptly to Holdings upon request of Holdings an irrevocable proxy with respect to such New Shares, substantially in the form of ANNEX B attached hereto. Each Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                  9. COVENANTS OF THE STOCKHOLDERS.

                  (a) Each Stockholder agrees that such Stockholder will not, by any voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by any of the Stockholders;

                  (b) Upon receipt by the Stockholders of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, each Stockholder will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Stockholders, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                                     D-2-7

                  (c) Each Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (a) use all reasonable efforts to cooperate with the Company and Holdings in connection with the Transaction, (b) promptly take such actions as are necessary or appropriate to consummate the Transaction, and
(c) provide any information reasonably requested by the Company or Holdings for any regulatory application or filing made or approval sought for the Transaction. If requested by Holdings, such Stockholder shall execute and deliver an "affiliate letter" in form and substance reasonably satisfactory to Holdings.

                  10. COVENANTS OF THE STOCKHOLDERS AND HOLDINGS.

                  (a) Each of Holdings and the Stockholders will use their respective best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

                  (b) Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

                  11. FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as the beneficial owner of Shares and New Shares and nothing contained herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 11 shall affect such Stockholder's obligations as a beneficial owner of Shares set forth in this Agreement.

                  12. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other parties' seeking or obtaining such equitable relief.

                                     D-2-8

                  13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns; and nothing in this Agreement, express or implied, (except Section 7(b) hereof) is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that Holdings may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates.

                  14. TERMINATION. This Agreement will terminate on the earlier of (a) the Effective Time (as defined in the Merger Agreement) and (b) the close of business immediately after the date upon which the Merger Agreement is terminated pursuant to its terms.

                  15. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. FURTHERMORE, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (B) AGREES THAT IT SHALL NOT ATTEMPT TO DENY SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT SHALL NOT BRING AN ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

                  17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission


                                     D-2-9

(which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid, and otherwise to be sent by first class mail), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      If to Holdings to:

                                    BD Recapitalization Holdings LLC

                                    11111 Santa Monica Blvd., Suite 2000
                                    Los Angeles, CA 90025
                                    Attention: John G. Danhakl
                                    Telephone: (310) 954-0444
                                    Facsimile: (310) 954-0404

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California  90071-3144
                                    Attention:  Nicholas P. Saggese, Esq.
                                    Telephone:  (213) 687-5000
                                    Facsimile:   (213) 687-5600

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Attention:  David Leinwand, Esq.
                                    Telephone: (212) 225-2000
                                    Facsimile: (212) 225-3999

                                     D-2-10

                           (ii)     if to any of the Stockholders, to:

                                    Petco Animal Supplies
                                    9125 Rehco Road
                                    San Diego, California  92121-2270
                                    Attention:  Brian Devine, CEO
                                    Telephone: (858) 453-7845
                                    Fax: (858) 638-2197

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Munger Tolles & Olson LLP
                                    355 South Grand Avenue, Suite 3500
                                    Los Angeles, California  90071-1560
                                    Attention:  Simon M. Lorne, Esq.
                                    Telephone:  (213) 683-9100
                                    Facsimile:   (213) 687-3702

                  18. SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the portion of such provision which is not held invalid and the other provisions hereof shall remain enforceable and shall not be affected and the application of such provision to persons or circumstances other than the party as to which it is held invalid shall not be affected.

                  19. OUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  20. HEADINGS; CAPITALIZED TERMS. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                          By: /s/ BRIAN K. DEVINE
                                             --------------------------------
                                          Name: Brian K. Devine

                                     D-2-11

                                          By: /s/ WILLIAM W. WOODARD
                                             --------------------------------
                                          Name: William W. Woodard


                                          By: /s/ BRUCE C. HALL
                                             --------------------------------
                                          Name: Bruce C. Hall


                                          By: /s/ JAMES M. MYERS
                                             --------------------------------
                                          Name: James M. Myers

                                     D-2-12

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                          BD RECAPITALIZATION
                                          HOLDINGS LLC


                                          By: /s/ JOHN DANHAKL
                                             --------------------------------
                                             Name: John G. Danhakl

                                     D-2-13

                                                                         ANNEX A


                                                SHARES OF COMPANY
STOCKHOLDERS                                   COMMON STOCK OWNED
------------                                   ------------------
Brian K. Devine                                     61,195
William W. Woodard                                   4,115
Bruce C. Hall                                       35,000
James M. Myers                                       3,200

                                                                         ANNEX B

                            FORM OF IRREVOCABLE PROXY

                  The undersigned hereby revokes any previous proxies and appoints BD Recapitalization Holdings, a Delaware limited liability company ("Holdings"), with full power of substitution and resubstitution as attorney and proxy of the undersigned to attend any and all meetings of Stockholders (and any adjournments or postponements thereof) of Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), to vote all shares of Common Stock, par value $0.0001 per share, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in the Voting Agreement, dated as of May 17, 2000 (the "Voting Agreement"), by and among Holdings, the undersigned and the other persons signatory thereto. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

                  This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement and has been granted pursuant to Section 2 of the Voting Agreement.

                  The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated:  May 17, 2000





                                            By:
                                               -------------------------------
                                                  Name:  Brian K. Devine


                                            By:
                                               -------------------------------
                                                  Name:  William W. Woodard


                                            By:
                                               -------------------------------
                                                  Name:  Bruce C. Hall


                                            By:
                                               -------------------------------
                                                  Name:  James M. Myers

                                                                         ANNEX C


STOCKHOLDERS                                     RETAINED SHARES
------------                                     ---------------
Brian K. Devine                                       61,195
William W. Woodard                                     4,115
Bruce C. Hall                                         17,595
James M. Myers                                         3,200

                                      C - 1